EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-140539, 333-158287 and 333-169438) of Acorn Energy, Inc. of our report dated March 29, 2017, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ Friedman LLP

March 29, 2017

East Hanover, New Jersey